EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                     REGIONAL CAPITAL MANAGEMENT CORPORATION

      Pursuant to Section 607.1007 of the Florida Business Corporation Act, the undersigned officer of REGIONAL CAPITAL MANAGEMENT CORPORATION, under the Florida Business Corporation Act, adopts the following Amended and Restated Articles of Incorporation:

                                    ARTICLE I

                                      NAME

      The name of the corporation (the "Corporation") is REGIONAL CAPITAL MANAGEMENT CORPORATION.

                                   ARTICLE II

                                     ADDRESS

      The street address of this Corporation shall be 1635 D Royal Palm Drive South, Gulfport, Florida 33707.

                                   ARTICLE III

                                    DURATION

      The duration of the Corporation shall be perpetual.


                                   ARTICLE IV

                                     PURPOSE

      The purpose of this Corporation shall be to engage in any activities or business permitted under the laws of the United States and the State of Florida.



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                                    ARTICLE V

                                  CAPITAL STOCK

      The maximum number of shares of stock which this Corporation is authorized to issue is 10,000,000 shares of Common Stock having a par value of $.001 per share, and 10,000,000 shares of Preferred Stock having a par value of $.001 per share. The designations, rights and preferences of the Preferred Stock shall be as designated from time to time by the Board of Directors of the Corporation.





                                   ARTICLE VI

                           REGISTERED OFFICE AND AGENT

      The street  address of the  Corporation's  registered  office shall be c/o
Kirkpatrick & Lockhart LLP, 201 South Biscayne Boulevard, 20th Floor, Miami, Florida 33131 and the registered agent for the Corporation at that address shall be Robert C. White, Jr.

                                   ARTICLE VII

                                 INDEMNIFICATION

      The officers and directors of the Corporation shall be indemnified by the Corporation to the fullest extent allowed under applicable Florida law.

      The foregoing Amended and Restated Articles of Incorporation were adopted by means of Unanimous Written Consent of the Sole Shareholder and Director of the Corporation dated November 14, 1997, pursuant to Section 607.1003 of the Florida Business Corporation Act, and therefore, the number of shares cast in favor of approval of the Amended and Restated Articles was sufficient for passage thereof.

      IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 14th day of November, 1997.


                                          /s/ Thomas H. Minkoff
                                          ----------------------------------
                                          Thomas H. Minkoff,
                                          President



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                         CERTIFICATE OF REGISTERED AGENT
                                       OF
                   REGIONAL CAPITAL MANAGEMENT CORPORATION


      Having been named to accept service of process for Regional Capital Management Corporation at the place designated in the foregoing Articles of Incorporation, Robert C. White, Jr. agrees to act in this capacity and is familiar with and accepts the obligations provided in Section 607.0505 of the Florida Business Corporation Act.



Date:  November 14, 1997                  /s/ Robert C. White, Jr.
                                          ---------------------------------
                                          Robert C. White, Jr.